EXHIBIT (a)(28)

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series	No. of Shares	Aggregate Par Value
International Growth Fund	1,300,000,000	$13,000,000
International Discovery Fund	480,000,000	4,800,000
Emerging Markets Fund	340,000,000	3,400,000
Global Growth Fund	225,000,000	2,250,000
Life Sciences Fund	115,000,000	1,150,000
Technology Fund	55,000,000	550,000
International Opportunities Fund	110,000,000	1,100,000
International Stock Fund	50,000,000	500,000
International Value Fund	225,000,000	2,250,000
NT Emerging Markets Fund	50,000,000	500,000
NT International Growth Fund	50,000,000	500,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the eleven (11) Series of stock and aggregate par value of each class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor Institutional A R C B	1,000,000,000 150,000,000 125,000,000 5,000,000 10,000,000 10,000,000	$10,000,000 1,500,000 1,250,000 50,000 100,000 100,000
International Discovery Fund	Investor Institutional Advisor	400,000,000 75,000,000 5,000,000	$4,000,000 750,000 50,000
Emerging Markets Fund	Investor Institutional A C R B	235,000,000 40,000,000 40,000,000 5,000,000 10,000,000 10,000,000	$2,350,000 400,000 400,000 50,000 100,000 100,000
Global Growth Fund	Investor Institutional A B C R	150,000,000 35,000,000 15,000,000 10,000,000 10,000,000 5,000,000	$1,500,000 350,000 150,000 100,000 100,000 50,000
Life Sciences Fund	Investor Institutional	110,000,000 5,000,000	$1,100,000 50,000
Technology Fund	Investor Institutional	50,000,000 5,000,000	$500,000 50,000
International Opportunities Fund	Investor Institutional	100,000,000 10,000,000	$1,000,000 100,000
International Stock Fund	Investor	50,000,000	$500,000
International Value Fund	Investor Institutional A B C R	55,000,000 55,000,000 55,000,000 5,000,000 50,000,000 5,000,000	$550,000 550,000 550,000 50,000 500,000 50,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
NT Emerging Markets Fund	Institutional	50,000,000	$500,000
NT International Growth Fund	Institutional	50,000,000	$500,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation among the eleven (11) Series of stock of the Corporation as follows:

Series	No. of Shares	Aggregate Par Value
International Growth Fund	1,300,000,000	$13,000,000
International Discovery Fund	480,000,000	4,800,000
Emerging Markets Fund	340,000,000	3,400,000
Global Growth Fund	225,000,000	2,250,000
Life Sciences Fund	115,000,000	1,150,000
Technology Fund	55,000,000	550,000
International Opportunities Fund	110,000,000	1,100,000
International Stock Fund	50,000,000	500,000
International Value Fund	225,000,000	2,250,000
NT Emerging Markets Fund	50,000,000	500,000
NT International Growth Fund	50,000,000	500,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the Reallocation, the Classes of shares of the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
International Growth Fund	Investor Institutional A R C B	1,000,000,000 150,000,000 125,000,000 5,000,000 10,000,000 10,000,000	$10,000,000 1,500,000 1,250,000 50,000 100,000 100,000
International Discovery Fund	Investor Institutional Advisor	400,000,000 70,000,000 10,000,000	$4,000,000 700,000 100,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Emerging Markets Fund	Investor Institutional A C R B	235,000,000 40,000,000 40,000,000 5,000,000 10,000,000 10,000,000	$2,350,000 400,000 400,000 50,000 100,000 100,000
Global Growth Fund	Investor Institutional A B C R	150,000,000 35,000,000 15,000,000 10,000,000 10,000,000 5,000,000	$1,500,000 350,000 150,000 100,000 100,000 50,000
Life Sciences Fund	Investor Institutional	110,000,000 5,000,000	$1,100,000 50,000
Technology Fund	Investor Institutional	50,000,000 5,000,000	$500,000 50,000
International Opportunities Fund	Investor Institutional	100,000,000 10,000,000	$1,000,000 100,000
International Stock Fund	Investor	50,000,000	$500,000
International Value Fund	Investor Institutional A B C R	55,000,000 55,000,000 55,000,000 5,000,000 50,000,000 5,000,000	$550,000 550,000 550,000 50,000 500,000 50,000
NT Emerging Markets Fund	Institutional	50,000,000	$500,000
NT International Growth Fund	Institutional	50,000,000	$500,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 6th day of October, 2008.

ATTEST:	AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
/s/ Otis H. Cowan	By: /s/ Charles A. Etherington
Name: Otis H. Cowan	Name: Charles A. Etherington
Title: Assistant Secretary	Title: Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated: October 6, 2008	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President